Exhibit 99.1

Ichor Announces Pricing of Upsized Public Offering of Ordinary Shares

FREMONT, Calif. – December 9, 2020 – Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced that it has priced an underwritten public offering of 4,000,000 of its ordinary shares at $31.75 per share. In addition, the Company has granted the underwriters a 30‑day option to purchase up to an additional 600,000 of its ordinary shares at the public offering price, less underwriting commissions. The offering was upsized from the previously announced public offering of 3,500,000 ordinary shares.

The Company intends to use the net proceeds it receives from the offering for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities, and strategic transactions. The offering is expected to close on December 14, 2020, subject to the satisfaction of customary closing conditions.

Stifel and Cowen are acting as joint book-running managers and representatives of the underwriters for the offering. Needham & Company, B. Riley Securities, and D.A. Davidson & Co. are acting as co-managers for the offering.

The shares are being offered by the Company pursuant to an effective shelf registration statement on Form S‑3 that was filed with the Securities and Exchange Commission (“SEC”) on August 3, 2020 and became effective on September 3, 2020.

This offering is being made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering was filed with the SEC on December 8, 2020, copies of which may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. The prospectus supplement and accompanying base prospectus may also be obtained by sending a request to: Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415‑364‑2720 or by email at syndprospectus@stifel.com; or Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (833) 297‑2926, or by email at PostSaleManualRequests@broadridge.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s ordinary shares or any other securities, and there shall not be any offer, solicitation, or sale of securities mentioned in this press release in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such any state or jurisdiction.

About Ichor

We are a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor, and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA.

Safe Harbor Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and include statements regarding the completion, timing, size and use of proceeds of the public offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the public offering.  These forward-looking statements are subject to risks and uncertainties that are beyond the Company’s ability to control.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company's Annual Report on Form 10‑K for the year ended December 27, 2019 and Quarterly Reports on Form 10‑Q for the quarterly periods ended March 27, 2020 and June 26, 2020, together with all of the other information contained in the preliminary prospectus supplement filed with the SEC on December 8, 2020. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Ichor Holdings, Ltd.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.